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Exhibit 2.3.1
                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is dated as of October 9, 1996 and is by and among Unison HealthCare Corporation, a Delaware corporation ("Parent"), Safford Care, Inc., a Colorado corporation ("Safford Care"), David A. Kremser, an individual resident in Colorado ("Mr. Kremser") and John D. Filkoski, an individual resident in Colorado ("Mr. Filkoski"), and relates to the Agreement and Plan of Merger dated as of August 2, 1996 by and among Parent, Safford Care, Mr. Kremser and Mr. Filkoski (the "Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

         WHEREAS, as provided for in Sections 7.13 and 8.7 of the Agreement, Parent, Safford Care, Mr. Kremser and Mr. Filkoski initially anticipated that Parent would enter into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 as a condition to Closing; and

         WHEREAS, Parent will actually enter into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,350,000; and

         WHEREAS, pursuant to Section 11.9 of the Agreement, Parent, Safford Care, Mr. Kremser and Mr. Filkoski desire to amend the Agreement to reflect the revised purchase price for RehabWest, Inc.

         NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         Section 1. Section 7.13 of the Agreement is amended by replacing the term "$5,500,000" with the term "$5,350,000."

         Section 2. Section 8.7 of the Agreement is amended by replacing the term "$5,500,000" with the term "$5,350,000."




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         IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment No. 1 to Agreement and Plan of Merger as of the date first written above.


         UNISON HEALTHCARE CORPORATION



By:      /S/ Paul J. Contris
         ------------------------------
         Paul J. Contris
         Executive Vice President



         SAFFORD CARE, INC.



By:      /S/ David A. Kremser
         ------------------------------
         David A. Kremser
         President



         DAVID A. KREMSER



                  /S/ David A. Kremser
         ------------------------------


         JOHN D. FILKOSKI



                  /S/ John D. Filkoski
         ------------------------------

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                         POST-EFFECTIVE AMENDMENT NO. 2
                           DATED AS OF MARCH 17, 1997

                                       TO
                          AGREEMENT AND PLAN OF MERGER

                                      AMONG
                          UNISON HEALTHCARE CORPORATION
                        SIGNATURE HEALTHCARE CORPORATION
                                DAVID A. KREMSER
                                       AND
                                JOHN D. FILKOSKI
                           DATED AS OF AUGUST 2, 1996

Background

         The parties have entered into that certain Agreement and Plan of Merge dated as of August 2, 1996 (the "Original Agreement") pursuant to which Signature HealthCare Corporation merged with and into a wholly-owned subsidiary of Unison HealthCare Corporation on or about October 31, 1996. Pursuant to the Original Agreement, the parties provided structured the transaction in a manner intended to qualify as a tax-free reorganization for purposes of the Internal Revenue Code. However, because the financial results of Signature were not and could not be known with certainty at the time of the merger, the Original Agreement provided that the Equity Adjustment Amount would be determined and would be paid to the party or parties entitled thereto pursuant to the Equity Adjustment Procedure, all as more fully described in Sections 2.9 and 2.10 of the Original Agreement.

         The parties have now determined that the Equity Adjustment Amount for Signature is $1,457,802. Of this amount, the parties intend that $684,400 shall be paid in the form of Parent Shares (valued at $2.875 per share) and the balance shall be paid by delivery of one or more promissory notes in substantially the form of Exhibit X hereto. To accomplish the foregoing intent, the parties agree as set forth below.

Agreement

         1. Equity Adjustment Amount. The parties hereby agree that the Equity Adjustment Amount is $1,457,802.

         2.       Amendment to Section 2.5(a), The parties hereby agree that
                  Section 2.5(a) of the Original Agreement shall be amended to read as follows:

                  "(a) Each Share shall, by virtue of the Merger and without any action on the part of


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                  Newco, the Company or the holder thereof, be converted into:

                           (i) that number of Parent Shares determined by determining (i) the sum of (a) 1,509,434 Parent Shares (valued at $13.25 per share) plus (b) the number of Parent Shares determined by dividing $684,400 of the Equity Adjustment Amount payable by Parent pursuant to Sections 2.9 and 2.10 by $2.875; and then dividing such sum by the number of Shares (the "Per Share Conversion Amount").

                  Plus

                           (ii) an amount of cash (the "Per Share Cash
                           Amount") determined by dividing

                                    (A) $10,200,000 minus the aggregate Spread on employee options retired by the Company after the date hereof and prior to the Effective Time (such excess being referred to herein as the "Base Amount"), by

                                    (B) the number of Shares.

                  Plus

                           (iii) $773,402 of the Equity Adjustment Amount divided by the number of Shares, payable by delivery of promissory notes to each of Messrs. Kremser and Filkoski, in substantially the form of Exhibit X.

         3. Amendment to Section 2.10(b). The parties hereby agree that the second sentence of Section 2.10(b) shall be deleted.

         4. Ratification of Original Agreement. The Original Agreement, as amende hereby, is hereby ratified and affirmed in all other respects.

         IN WITNESS WHEREOF, and pursuant to Section 11.8 of the Original Agreement, the parties have executed this Amendment No.
2 as of the 17th day of March, 1997.

                                       UNISON HEALTHCARE CORPORATION

                                       By: /s/ Phillip R. Rollins
                                           ----------------------
                                       Name: Phillip R. Rollins
                                       Title: EVP/COO

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                                                  SIGNATURE HEALTHCARE
                                                  CORPORATION

                                                  By: /s/ David Kremser
                                                      -------------------------
                                                  Name: David Kremser
                                                  Title: President


                                                  DAVID A. KREMSER

                                                  By: /s/ David A. Kremser
                                                      -------------------------
                                                  David A. Kremser, Personally

                                                  JOHN D. FILKOSKI

                                                  By: /s/ John D. Filkoski
                                                      -------------------------
                                                  John D. Filkoski, Personally



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